Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-150502, 333-148999, 333-137592, 333-134297, 333-125628, 333-114676, 333-103877, 333-97851, 333-88324, 333-74532, 333-53892, 333-42948, 333-38770, 333-11033, 333-03065, 333-03067, 33-58027, 33-67858, 33-30939, 33-44211, 33-81984, 33-40849, 33-39169, 333-37063, 333-20447, 333-56103, and 333-65291; and Form S-3 Nos. 333-16309 and 333-77020 ) of Phoenix Technologies, Inc. of our report dated July 10, 2008, related to the consolidated financial statements of BeInSync Ltd. as of December 31, 2007 and the related consolidated results of operations and cash flows for the year ended December 31, 2007 and for the period from November 21, 2002 (date of inception) through December 31, 2007 and included in this Current Report on Form 8-K/A of Phoenix Technologies Ltd.

/s/ KOST FORER GABBAY & KASIERER
A member of Ernst & Young Global

Tel Aviv, Israel
July 10, 2008